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 logo     CAMCO FINANCIAL CORPORATION
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6901 Glenn Highway
Cambridge, OH 43725-9757                            CONTACT: Richard C. Baylor
Phone: 740-435-2020                                          President/CEO
Fax:   740-432-2743 [Private Fax]                            740-435-2020


                                  EXHIBIT 99.1

                                  PRESS RELEASE

DATE OF RELEASE:  SEPTEMBER 29, 2005


                YOUNG NAMED TO CAMCO FINANCIAL AND ADVANTAGE BANK
                               BOARD OF DIRECTORS

Cambridge, Ohio - [NASDAQ symbol: "CAFI"] Camco Financial Corporation, parent company of Advantage Bank, has announced the appointment of J. Timothy Young, Senior Vice President of Hamilton Capital Management, Inc. in Columbus, Ohio to the Board of Directors of Camco and Advantage Bank. Richard C. Baylor, President and CEO of Camco and Advantage Bank made the announcement.

Young, an attorney and Certified Financial PlannerTM, has over 30 years of diverse planning, legal and management experience in business, finance and individual planning. Prior to joining Hamilton Capital Management, Inc., a fee-only financial consulting and registered investment advisory firm, in 2003, Young was in private practice representing a variety of business and individual clients. Young earned his B.A. in Economics from Yale University in 1968 and his Juris Doctor degree in 1973 from Columbia University. He was an attorney with Vorys, Sater, Seymour and Pease, LLP in Columbus, Ohio from 1976 to 1998, where he was a partner. Young also worked as Director of Administration for Chemical Abstracts Service in Columbus, Ohio and as an attorney with Milbank, Tweed, Hadley & McCloy in New York, New York.


          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com
 logo     CAMCO FINANCIAL CORPORATION
-------------------------------------------------------------------------------

6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax:   740-432-2743 [Private Fax]


Active in community affairs, Young is on the Board of the Decorative Arts Center of Ohio where he is the past President, is a member of the Downtown Columbus Club of Rotary International and serves on the Yale University Alumni Schools Committee. He is past President of the Yale Club of Central Ohio, former Trustee of Ballet Metropolitan and of North Communities Counseling Centers and a former Board Attorney for The Wellington School. Young and his wife reside in Columbus, Ohio and have three children.

Camco Financial Corporation, holding company of Advantage Bank, is a $1.07 billion multi-state commercial bank holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking; that includes commercial, business and consumer financial services, internet banking and title insurance services from 29 offices in 22 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco Financial Corporation may be found on Camco's web site: www.advantagebank.com.



          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com